                                                              Exhibit 10.5
                                                              ------------



                              CONSULTING AGREEMENT
                              --------------------

                  THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of the ___ day of ______________, 2001 by and between COMMUNITY BANK, N.A., a national banking association having its executive offices at _________________________ ("Bank") and WILLIAM M. DAVIS, residing at
___________________________ ("Consultant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, pursuant to an Agreement and Plan of Merger between Community Bank System, Inc. (the "Corporation") and First Liberty Bank Corp., (the "Seller"), dated November 29, 2000 (the "Agreement and Plan of Merger"), the Corporation and the Seller have agreed to a merger of the Seller with the Corporation effective as of the closing date specified in the Agreement and Plan of Merger (the "Closing Date), and a merger of First Liberty Bank & Trust, a wholly-owned subsidiary of the Seller ("First Liberty Bank"), with the Bank; and

                  WHEREAS, the Consultant is an executive of the Seller and First Liberty Bank and is familiar with their business, operations and properties and has extensive banking experience in the market areas served by First Liberty Bank; and

                  WHEREAS, Consultant is presently a party to an amended and restated employment agreement with First Liberty Bank, dated October 25, 2000 (the "First Liberty Employment Agreement"); and

                  WHEREAS, in connection with the merger of First Liberty Bank with and into the Bank as contemplated by the Agreement and Plan of Merger, the consultant will receive the benefits and payments provided for under Section 6 of the First Liberty Employment Agreement, and will cease to be an executive officer of Seller and First Liberty Bank; and

                  WHEREAS, for purposes of facilitating a smooth transition in ownership and control and an effective consolidation of the operations of First Liberty Bank with those of the Bank and the promotion of the Bank in the market areas served by First Liberty Bank, the Bank wishes to secure for itself the services of the Consultant for a period following the Closing Date; and

                  WHEREAS, the Consultant is willing to make his services available to the Bank on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, the Bank and the Consultant hereby agree as follows:

                  Section 1.  Engagement, Period of Engagement.
                              --------------------------------

                  The Bank offers to engage the Consultant, and the Consultant hereby accepts such engagement, to provide services to the Bank as a consultant for a period of three (3) years beginning on the Closing Date and ending on the day immediately preceding the third anniversary of the Closing Date ("Period of Engagement").

                  Section 2.  Extent of Services
                              ------------------

                  During the Period of Engagement, the Consultant shall hold himself available to perform such services in connection with the ownership, maintenance and operation of the businesses acquired by the Bank pursuant to the Agreement and Plan of Merger and the other businesses of the Bank and its affiliates as the Bank may reasonably request. The services which may be required of the Consultant hereunder may include, but are not limited to, assisting the Bank in the conversion of the First Liberty Bank's data processing system to the Bank's data processing system; assisting in the conversion of' branch offices to branch offices of the Bank; assisting in the integration of First Liberty Bank's employees with those of the Bank; preserving the franchise of First Liberty Bank by promoting the Bank and its products and services in communities previously served by First Liberty Bank; promoting the recognition and acceptance of the Bank as the successor of First Liberty Bank among First Liberty Bank's customers; and advising and assisting the Bank with acquisition opportunities in communities previously served by First Liberty Bank. Such services may be called upon for not less than forty (40), and not more than sixty (60), hours per month during the Period of Engagement. The Bank may, in its sole and absolute discretion, engage other employees or independent contractors to perform any or all of the services for which the Consultant is available under the terms of this Agreement. Subject to the provisions of
Section 5 and Section 6, the Consultant may perform services, as an employee or independent contractor, other than for the Bank; provided, however, that the Consultant also performs the services required of him hereunder.

     Section 3.  Compensation.
                 ------------

     (a) In consideration for the availability of the Consultant's services hereunder, as well as for any services to be provided hereunder, the Bank shall pay to the Consultant a retainer at the annual rate of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), payable in advance in equal monthly installments, the first such installment to be paid on the Closing Date and each succeeding installment to be paid on the first business day of each succeeding calendar month until a total of thirty-six (36) such payments have been made; provided, however, that no payment shall be made for any month after the month in which this Agreement terminates as provided in Section 7. Such retainer shall constitute the sole and exclusive compensation to which the Consultant is or may become entitled hereunder. Without limiting the generality of the foregoing, the Consultant shall have no right by virtue of his performance of services pursuant to this Agreement to participate in, or to receive benefits under, any of the following plans, programs or arrangements which may be maintained by, or which may be available for individuals providing services to, the Corporation or the
Bank: any qualified or non-qualified deferred compensation or retirement plan; any life, health (including hospitalization, medical and major medical), accident, or disability plan, whether provided through insurance contracts or otherwise; any stock option, appreciation right, phantom stock or restricted stock plan or any other equity participation plan; any bonus, incentive, or other cash compensation program; and any vacation, sick leave, severance pay, holiday or other fringe benefit program of any name or nature whatsoever. Consultant expressly waives any right to participate in, or receive benefits under, all such plans, programs or arrangements. Nothing in this Section 3, however, shall be deemed to limit or reduce in any manner any of the payments or benefits due to the Consultant under Section 6 of the First Liberty Employment Agreement.

     (b) If the Bank shall fail (other than through inadvertence or clerical error) to pay to the Consultant any monthly payment hereunder on or before the fifteenth (15th) day of the month for which such payment is due, after ten (10) days following written notice of such failure is given to the Bank, the Consultant shall be entitled, upon giving written notice to the Bank, to a lump-sum payment equal to the aggregate of all payments remaining to be paid for the remainder of the Period of Engagement in satisfaction of its obligations under this Section 3 and as advance payment against the Consultant's availability for, and performance of, services for the remaining Period of Engagement, subject to Section 3(a). The Consultant shall be relieved of any duty to hold himself available for services hereunder until such payment is made, but thereafter shall be bound by Section 2 hereof until the expiration of the Period of Engagement.

     Section 4.   Expenses.
                  --------

     (a) The Bank shall provide the Consultant with office facilities and secretarial and other support services at a location within fifteen (15) miles of Scranton, Pennsylvania at which the Bank maintains an office, to the extent required for him to perform the consulting services contemplated herein.

     (b) If, in connection with the performance of service hereunder at the request of the Bank, the Consultant incurs out-of-pocket costs for reasonable expenses of a type for which the senior executive officers of the Bank would be reimbursed by the Bank, he shall be entitled to reimbursement therefor by the Bank in accordance with the standards and procedures in effect from time to time for expense reimbursements to the Bank's senior executive officers.

     Section 5.  Confidentiality; Nonsolicitation.
                 --------------------------------

     (a) During the Period of Engagement and for a period of thirty-six (36) months thereafter, the Consultant, except as previously authorized by the Bank in writing, shall keep confidential and shall refrain from using or disclosing for the benefit of any person or entity other than the Corporation or the Bank any document or information obtained in the course of performing services under the First Liberty Employment Agreement or under this Agreement. The preceding sentence shall not apply to the use or disclosure of any such document or information: (i) on or following the date on which such information or document is first readily ascertainable from public or published information or trade sources; or (ii) in connection with any judicial or administrative investigation, inquiry or proceeding to the extent compelled pursuant to applicable law and as to which, unless expressly prohibited by applicable law, the Consultant has given advance notice to the Bank.

     (b) The Consultant acknowledges that during the course of his performance of service for the Bank he may develop or otherwise acquire papers, files or other records involving or relating to confidential or secret plans, design information of any kind, devices, material, research, new product development, customers or customer lists. All such papers, files and other records shall be the exclusive property of the Bank and shall, together with any and all copies thereof, be returned to the Bank upon the earliest to occur of the termination of this Agreement, the expiration of the Period of Engagement, and a request by the Bank for the return thereof.

     (c) The Consultant hereby covenants and agrees that, during the Period of Engagement and for a period of thirty-six (36) months thereafter, he shall not, without the written consent of the Bank, either directly or indirectly:

         (i) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Bank or any affiliate to terminate his or her employment or accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any entity that directly or indirectly competes with the Bank in any market area in which it is then active; or

         (ii) provide any information, advice or recommendation to any officer or employee of any entity engaged or to be engaged directly or indirectly in the same or competing business with the Bank in any market area in which it is then active that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Bank or any affiliate to terminate his or her employment or accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, such competing entity.

Nothing in this Section 5(c) shall prevent the Consultant from providing employment references to third parties in response to inquiries not initiated by him.

     (d) The duties and obligations imposed on the Consultant under this Section 5 are intended to be in addition to, and not in limitation or exclusion of, any duties and obligations which the Consultant may owe to the Bank under applicable law. This Section 5 shall be construed and enforced so as to give effect to this intent.

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     Section 6.   Non-Competition.
                  ---------------

     The Consultant agrees that, during the Period of Engagement and for a period of thirty-six (36) months thereafter, the Consultant shall not, directly or indirectly, anywhere within the State of New York or the Commonwealth of Pennsylvania, engage in a business (as principal, partner, director, officer, agent, employee, consultant, owner, independent contractor or otherwise, with or without compensation) or hold a financial interest in any organization engaged in the business of banking (commercial or thrift) or which is otherwise engaged in competition with Bank or its subsidiaries or affiliates. The foregoing restriction shall not be construed to prohibit the ownership by the Consultant of less than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, provided that such ownership represents a passive investment and that neither the Consultant or any group of persons including the Consultant in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes part in its business (other than exercising his rights as a shareholder) or seeks to do any of the foregoing.

     Section 7.   Termination of Agreement.
                  ------------------------

     This Agreement shall terminate immediately upon the occurrence of any of the following events: (a) the Consultant's breach of his obligations under Sections 2, 5, or 6 hereof; (b) the Consultant's death or disability resulting in his inability to perform his obligations under Section 2 hereof; (c) the Consultant's election to terminate the Period of Engagement upon thirty (30) days advance written notice to the Bank; or (d) the Consultant's conviction of a felony or a determination by an arbitrator in a proceeding contemplated by
Section 18 that the Consultant has been convicted of other illegal conduct resulting in substantial injury to the Bank or its businesses or reputation. Following the termination of this Agreement, neither the Bank nor the Consultant shall have any further obligations hereunder, except for their respective obligations, if any, under Sections 4, 5, 6, and 8.

     Section 8.   No Employment Relationship Created.
                  ----------------------------------

     The relationship between the Bank and the Consultant shall be that of client and independent contractor. The Bank shall not assume, and specifically disclaims, any obligations of an employer to an employee which may exist under applicable law. The Consultant shall not have any of the rights of an employee with respect to the Bank, and specifically waives any and all such rights. The Consultant hereby agrees to take any and all such actions as the Bank may reasonably request in order to establish that no employment relationship exists between the parties (except for any such actions as would result in the termination of this Agreement, and provided that the Consultant shall be reimbursed for reasonable out-of-pocket expenses incurred by him in connection therewith). The Consultant shall be treated as an independent contractor for all purposes of federal, state and local income taxes and payroll taxes.

     Section 9.   Right to Specific Performance.
                  -----------------------------

     The Consultant hereby agrees that any breach of his covenants and agreements under Sections 5 and 6 will cause irreparable injury to the Corporation for which the Corporation has no adequate remedy at law. Therefore, the Consultant agrees that each and every covenant and agreement set forth in Sections 5 and 6 shall, in addition to and not by way of limitation of any other remedy which may be available, be specifically enforceable against him by any party entitled to enforcement thereof in a proceeding described in Section 18 hereof.

     Section 10.  Successors and Assigns.
                  ----------------------

     This Agreement will inure to the benefit of and be binding upon the Consultant, his legal representatives and testate or intestate distributees, and the Bank, and their respective successors and assigns, including, in the case of the Bank, any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of the Bank may be sold or otherwise transferred. Notwithstanding the foregoing, the availability of the personal services of the Consultant is an integral part of this Agreement. The Consultant's duty of performance hereunder shall not be subject to assignment.

     Section 11.  Notices.
                  -------

     Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

     If to the Consultant:

             William M. Davis

             ------------------------

             ------------------------

     If to the Bank:

             Community Bank

             ------------------------

             ------------------------

     Section 12.  Severability.
                  ------------

     A determination that any provision of this Agreement, in whole or in part, is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof or of any part of the provision in question not determined to be unenforceable.

     Section 13.  Waiver.
                  ------

     Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     Section 14.  Counterparts.
                  ------------

     This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

     Section 15.  Governing Law.
                  -------------

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of law principles of such laws.

     Section 16.  Headings and Construction.
                  -------------------------

     The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

     Section 17.  Entire Agreement; Modifications.
                  -------------------------------

     This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof, including the First Liberty Employment Agreement, except that this Agreement shall have no effect on the obligations of the Corporation and the Bank for the payment and benefits to be provided to the Consultant under Section 6 of the First Liberty Employment Agreement. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     Section 18.  Dispute Resolution.
                  ------------------

     Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The arbitration shall be held in Scranton, Pennsylvania, or at such other place as may be selected by mutual agreement. The arbitration shall be conducted before a panel of three neutral arbitrators. Within fifteen
(15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within ten (10) days after their appointment; if the arbitrators selected by the parties hereto are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the President of the American Arbitration Association or his designee. Either party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party pending the arbitral tribunal's determination of the merits of the controversy. Neither party nor the arbitrators may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties. The prevailing party shall be entitled to an award of reasonable attorneys' fees.

     Section 19.  Indemnification.
                  ---------------

     The Bank shall indemnify the Consultant and his heirs, successors and assigns from and against any and all losses, claims, damages and liabilities to which the Consultant may become subject under applicable federal or state law, or otherwise, related to or arising out of the Consultant's performance of services hereunder. The Bank will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage or liability relates to a claim that the Consultant's performance of his duties hereunder is a breach of any duty which he owes or is purported to owe to any other party or results from the Consultant's bad faith, willful misconduct or negligence or a breach of this Agreement. In the case any action is brought against the Consultant with respect to which indemnity may be sought against the Bank under this Agreement, the Consultant shall promptly notify the Bank in writing and the Bank shall have the right to assume the defense thereof, including the employment of counsel and the payment of all fees and expenses.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and the Consultant has hereunto set his hand all as of the day and year first above written.

                                         ------------------------------
                                         William M. Davis


                                         COMMUNITY BANK, N.A.
ATTEST:

                                         By:
                                            ---------------------------

                                         Title:
                                               ------------------------

By:
   ---------------------------
         Secretary

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